UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):          July 8, 2005

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On July 8, 2005, NAVTEQ Corporation (the “Company”) acquired Picture Map International Co., Ltd., a South Korean digital map company (“PMI”), through its wholly owned subsidiary, NAVTEQ B.V., pursuant to a Stock Purchase Agreement (the “Agreement”) dated the same date by and among NAVTEQ B.V., the Company, PMI and all of the shareholders of PMI (the “PMI Shareholders”).  Under the Agreement, NAVTEQ B.V. acquired all of the outstanding shares of PMI for an aggregate purchase price of US $28,500,000 (the “Purchase Price”), subject to post-closing adjustments based on working capital and net indebtedness.  Each of the PMI Shareholders will receive the shareholder’s proportionate share of thirty percent of the Purchase Price in cash and the remaining seventy percent of the Purchase Price has been allocated to the purchase by the PMI Shareholders of an aggregate of 545,069 shares of the Company’s common stock (the “NVT Stock”).  The number of shares of the Company’s common stock to be issued is based on a per share price of $36.60, the average price of the common stock as quoted on the New York Stock Exchange for the twenty consecutive trading days immediately prior to the closing date.

The Agreement contains customary representations, warranties and related indemnification provisions.  In addition, to secure the indemnification obligations of the PMI Shareholders, fifteen percent of the Purchase Price has been deposited in escrow and $500,000 of the Purchase Price has been deferred for payment until the second anniversary of the Closing Date.  In connection with the Agreement, Mr. Yong Won Lee has entered into an Employment Agreement with PMI, under which he will continue to serve in his capacity as President of PMI.  In addition, Mr. Lee has assigned all of his rights and interests to certain patents to PMI. As soon as commercially practicable after August 6, 2005, the Company is obligated to file a registration statement with the SEC under the Securities Act of 1933, as amended, to register for resale the shares of NVT Stock by the PMI Shareholders.

Reference is made to the Agreement for a complete description of its terms and conditions, a copy of which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.  Copies of the form of Subscription and Registration Rights Agreement and the press release issued by the Company announcing the acquisition of PMI are also filed hereto as Exhibits 4.1 and 99.1, respectively.

Section 9 – Financial Statement and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

4.1           Form of Subscription and Registration Rights Agreement by and between NAVTEQ Corporation and the Shareholders of Picture Map International Co., Ltd.

10.1         Stock Purchase Agreement by and among NAVTEQ B.V., NAVTEQ Corporation, Picture Map International Co., Ltd. and All Shareholders of Picture Map International Co., Ltd. dated as of July 8, 2005.

99.1         Press Release issued by NAVTEQ Corporation on July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: July 11, 2005	By:	/s/ David B. Mullen
David B. Mullen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Form of Subscription and Registration Rights Agreement by and between NAVTEQ Corporation and the Shareholders of Picture Map International Co., Ltd.

Exhibit 10.1	Stock Purchase Agreement by and among NAVTEQ B.V., NAVTEQ Corporation, Picture Map International Co., Ltd. and All Shareholders of Picture Map International Co., Ltd. dated as of July 8, 2005.

Exhibit 99.1	Press Release issued by NAVTEQ Corporation on July 11, 2005.